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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                           SOUTHWEST ROYALTIES, INC.


FIRST:    The name of the Corporation is Southwest Royalties, Inc.

SECOND:   The address of the Corporation's registered office in the State of
     Delaware is 100 W. Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:    The nature of the business or purposes to be conducted or promoted are acquiring, selling, leasing, exchanging and otherwise dealing in producing oil and gas properties, producing and marketing crude oil and natural gas obtained therefrom, to engage in exploratory or development drilling and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:   The total number of shares of stock which Corporation shall have authority to issue is 1,000,000 shares of common stock of par value of Ten Cents ($.10) per share, all of the same class.

FIFTH:    The name and mailing address of the incorporator is H. Allen Corey,
     10th Floor, Volunteer Building, Chattanooga, Tennessee 37402.

SIXTH:    The election of Directors need not be by written ballot.

SEVENTH: The Board of Directors is authorized to adopt, amend, or repeal Bylaws of the Corporation except as and to the extent provided in the Bylaws.

          IN WITNESS WHEREOF, I have made, signed and sealed this Certificate of Incorporation this 18th day of August, 1983.

                                    H. Allen Corey, Incorporator
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                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                                       OF
                           SOUTHWEST ROYALTIES, INC.


          Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned corporation adopts the following amendment to its Certificate of Incorporation:

     1.   The name of the corporation is:

          Southwest Royalties, Inc.

     2.   The amendment adopted is as follows:

          A Paragraph Eighth is added to the body of the Certificate, which Paragraph reads as follows:

          "EIGHTH: A director of the Company shall under no circumstances have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware expressly provides that this provision shall not eliminate or limit such personal liability of directors."

     3. The amendment was duly adopted by a unanimous vote of the stockholders on February 27, 1987.

     4. The amendment will become effective when this Amendment is filed by the Secretary of State.

     Dated:  March 26, 1987.

                                    SOUTHWEST ROYALTIES, INC.

                                    By:  H. H. Wommack, III
                                    Title:  President
ATTEST:

H. Allen Corey, Secretary
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              SECOND AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                                       OF
                           SOUTHWEST ROYALTIES, INC.


          Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned Corporation adopts the following amendment to its certificate of incorporation:

FIRST:    The name of the corporation is Southwest Royalties, Inc.

SECOND:   The following amendments to the Certificate of Incorporation were declared to be advisable and a meeting of stockholders for consideration thereof was called by the Board of Directors in a written consent dated October 26, 1989.

THIRD:    The fourth paragraph of the Certificate of Incorporation is hereby deleted in its entirety.

FOURTH:   The following is substituted in place of the fourth paragraph of the
     Certificate of Incorporation.

          "FOURTH:

          1. The total number of shares of stock which the Corporation shall authority to issue to 10,000,000 of which (i) 5,000,000 shares of par value of Ten Cents ($.10) per share shall be designated Common Stock (the "Common Stock") and (ii) 5,000,000 shares of par value of One Dollar ($1.00) per share shall be designated preferred stock (the "Preferred Stock").

          2. The relative rights, preferences and limitations of the shares of each class are as follows:

               (a)  Common Stock:
                    ------------

                    (i) Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder.

                    (ii) Whenever there shall have been paid, or declared and
          set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common
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          Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

                    (iii) In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the Common Stock (and the holders of any class or series of stock entitled to participate with the Common Stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (A) payment or provision for payment of the Corporation's debt and liabilities and (B) distributions or provisions for distributions to holders of any class or series of stock having preference over the Common Stock in the liquidation, dissolution, or winding up of the corporation. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all the other shares of Common Stock.

               (b)  Preferred Stock:
                    ---------------

               The Board of Directors of the Corporation is hereby expressly authorized and empowered to divide the Preferred Stock into one or more series, and, prior to the issuance of any of such shares in any particular series, to fix and determine, in the manner provided by law, the following provisions of such series:

                    (i) The distinctive designation of such series and the number of shares to be included in such series;

                    (ii) The rate of dividend, the times of payment and the date from which the shall be accumulated;

                    (iii) Whether the shares can be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                    (iv) The amount payable upon shares in the event of voluntary or involuntary liquidation;

                    (v) Purchase, retirement or sinking fund provisions, if any, for the redemption or repurchase of the Preferred Stock;

                    (vi) The terms and conditions, if any, on which shares may be converted;

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                    (vii) Whether or not shares have voting rights, and the
          extent of any such voting rights, which rights may include, without limitation, the right, either generally or upon the occurrence of specified circumstances, to vote specially as a class for the election of one or more of the Board of Directors; and

                    (viii) Any other preferences, rights, restrictions and qualifications of shares of such class or series permitted by law and this certificate of incorporation.

               After the Board of Directors of the Corporation has established a series in accordance with the terms of applicable law and this certificate of incorporation, the Board of Directors may at any time and from time to time increase or decrease the number of shares contained in such series, but not below the number of shares thereof then issued, by adopting a resolution making such change.

               Each share of Preferred Stock within an individual series shall be identical in all respects with the other shares of such series, except as to the date, if any, from which dividends thereon shall accumulate and other details which because of the passage of time are required to be made in order for the substantive rights of the holders of the shares of such series to be identical."

FIFTH:    The amendment was duly adopted at a special meeting of the stockholders on November 9, 1989.

SIXTH:    The amendment shall become effective when this Amendment is filed by the Secretary of State.

          Dated:  November 9, 1989.

                                    SOUTHWEST ROYALTIES, INC.

                                    By:  H. H. Wommack, III
                                    Title:  President
ATTEST:

H. Allen Corey, Secretary

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